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                                                                      EXHIBIT 21


                            SUBSIDIARIES OF PRESSTEK

NAME OF SUBSIDIARY                                   STATE OF INCORPORATION
------------------                                   ----------------------

Lasertel, Inc.                                               Arizona
Delta V Technologies, Inc.                                   Arizona